Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: July 2, 2007

SYMMETRY HOLDINGS INC.

By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

632422 N.B. LTD.

By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President